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                                     EXHIBIT 21.1

                         SUBSIDIARIES OF LITHIA MOTORS, INC.


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Name of                        Jurisdiction                     Names under which
Subsidiary                    of Incorporation                  Business is Conducted
----------                   -----------------                  ---------------------

LGPAC, Inc.                            Oregon              LGPAC, Inc.

Lithia's Grants Pass Auto              Oregon              Lithia's Grants Pass Auto Center;
   Center, L.L.C.                                          Grants Pass Tire & Wheel;
                                                           Xpress Lube

Lithia DM, Inc.                        Oregon              Lithia DM, Inc.

Lithia Dodge, L.L.C.                   Oregon              Lithia Dodge; Lithia Mazda

Lithia Chrysler Plymouth               Oregon              Lithia Dodge Chry Ply Jeep Eagle;
   Jeep Eagle, Inc.                                        Lithia Chrysler Plymouth

Lithia MTLM, Inc.                      Oregon              Lithia MTLM, Inc.

Lithia TLM, L.L.C.                     Oregon              Lithia Lincoln Mazda;
                                                           Lithia Toyota Lincoln Mercury

Lithia HPI, Inc.                       Oregon              Lithia Isuzu;
                                                           Lithia Pontiac Oldsmobile GMC

Lithia SSO, Inc.                       Oregon              Saturn of Southwest Oregon

Lithia Financial Corporation           Oregon              Lithia Financial Corporation;
                                                           Lithia Leasing; Lithia Credit

Lithia Rentals, Inc.                   Oregon              Discount Rent-A-Car
                                                           Avis Rent-A-Car

Lithia Auto Services, Inc.             Oregon              Lithia Body & Paint;
                                                           Thrift Auto Supply

Lithia TKV, Inc.                       California          Lithia Toyota;
                                                           Lithia Kia

Lithia HS, Inc.                        California          Lithia Honda

Lithia DE, Inc.                        Oregon              Lithia Dodge

Lithia Real Estate, Inc.               Oregon              Lithia Real Estate, Inc.

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